Exhibit 99.4

[FIRST FEDERAL BANK OF WISCONSIN LETTERHEAD]

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the “Plan”), we will convert from a mutual (meaning no stockholders) savings and loan association to a mutual holding company form of ownership. To accomplish the reorganization, Community FFBW, Inc., a newly formed mid-tier stock holding company for First Federal Bank of Wisconsin, is conducting an offering of shares of its common stock. To provide financial support to charitable organizations in our market area and to enable the communities that we serve to share in our long-term growth, we intend to contribute cash and shares to the newly established FFBW Community Foundation, which will be dedicated to supporting charitable causes within the communities in which First Federal Bank of Wisconsin operates. Enclosed you will find a Prospectus, a Proxy Statement, Proxy Card(s) and a Questions and Answers Brochure describing the reorganization, the offering and the Plan.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval to undertake the reorganization, we must receive the approval of our eligible depositors. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSALS. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at First Federal Bank of Wisconsin. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Internet or telephone by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote “FOR” the Plan and "FOR" the establishment and funding of the FFBW Community Foundation.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•	There will be no change to account numbers, interest rates or other terms of your accounts at First Federal Bank of Wisconsin. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.
•	You will continue to enjoy the same services with the same Board of Directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As an eligible customer of First Federal Bank of Wisconsin, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to First Federal Bank of Wisconsin’s office located at 1360 South Moorland Road, Brookfield, Wisconsin or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Central Time, on ________, 2017. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a customer of First Federal Bank of Wisconsin.

Sincerely,

Edward H. Schaefer

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, at 1-866- 806-1790,

from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

[FIRST FEDERAL BANK OF WISCONSIN LETTERHEAD]

Dear Friend:

I am pleased to tell you about an investment opportunity. FFBW, Inc., a newly formed mid-tier stock holding company for First Federal Bank of Wisconsin, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. To provide financial support to charitable organizations in our market area and to enable the communities that we serve to share in our long-term growth, we intend to contribute cash and shares to the newly established FFBW Community Foundation, which will be dedicated to supporting charitable causes within the communities in which First Federal Bank of Wisconsin operates.

Our records indicate that you were a depositor of First Federal Bank of Wisconsin at the close of business on June 14, 2016 or June 30, 2017 whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand- delivery to First Federal Bank of Wisconsin’s main office located at 1360 South Moorland Road, Brookfield, Wisconsin or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Central Time, on ___________, 2017. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a FFBW, Inc. stockholder.

Sincerely,

Edward H. Schaefer

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, at 1-866-806-1790,

from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

[FIRST FEDERAL BANK OF WISCONSIN LETTERHEAD]

Dear Member:

I am pleased to tell you about an investment opportunity. FFBW, Inc., a newly-formed mid-tier stock holding company for First Federal Bank of Wisconsin, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. To provide financial support to charitable organizations in our market area and to enable the communities that we serve to share in our long-term growth, we intend to contribute cash and shares to the newly established FFBW Community Foundation, which will be dedicated to supporting charitable causes within the communities in which First Federal Bank of Wisconsin operates.

Please read the enclosed materials carefully. If you are interested in purchasing shares of FFBW, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to First Federal Bank of Wisconsin's office located at 1360 South Moorland Road, Brookfield, Wisconsin or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Central Time, on _____________, 2017. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a FFBW, Inc. stockholder.

Sincerely,

Edward H. Schaefer

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, at 1-866-806-1790,

from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

[FIRST FEDERAL BANK OF WISCONSIN LETTERHEAD]

Dear Potential Investor:

I am pleased to tell you about an investment opportunity. FFBW, Inc., a newly-formed mid-tier stock holding company for First Federal Bank of Wisconsin, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. To provide financial support to charitable organizations in our market area and to enable the communities that we serve to share in our long-term growth, we intend to contribute cash and shares to the newly established FFBW Community Foundation, which will be dedicated to supporting charitable causes within the communities in which First Federal Bank of Wisconsin operates.

Please read the enclosed materials carefully. If you are interested in purchasing shares of FFBW, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to First Federal Bank of Wisconsin's office located at 1360 South Moorland Road, Brookfield, Wisconsin or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Central Time, on ____________________, 2017. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a FFBW, Inc. stockholder.

Sincerely,

Edward H. Schaefer

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, at 1-866-806-1790,

from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

[FIRST FEDERAL BANK OF WISCONSIN LETTERHEAD]

Dear Sir/Madam:

FIG Partners, LLC has been retained by FFBW, Inc., as selling agent in connection with the offering of FFBW, Inc., common stock.

At the request of FFBW, Inc., we are enclosing materials regarding the offering of shares of FFBW, Inc., common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

[FIG LOGO]

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FIRST FEDERAL BANK OF WISCONSIN

FOR A SPECIAL MEETING

TO BE HELD ON __________, 2017

The undersigned hereby appoints the full Board of Directors of First Federal Bank of Wisconsin, with full powers of substitution, to act as attorneys and proxies for the undersigned to cast such votes as the undersigned may be entitled to cast at the Special Meeting of Members (the "Special Meeting") to be held at ______, _____________, Wisconsin, at ___:____ ___.m., local time, on ________, 2017, and at any and all adjournments thereof, on the following matters:

1.	The approval of the First Federal Bank of Wisconsin Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the "Plan of Reorganization"), pursuant to which First Federal Bank of Wisconsin will reorganize into the mutual holding company structure. As part of the Plan of Reorganization, First Federal Bank of Wisconsin will convert to a federal stock savings bank that will be wholly owned by FFBW, Inc., a to-be-formed federal corporation. Pursuant to the Plan of Reorganization, FFBW, Inc. will issue 55.0% of its to-be-outstanding shares of common stock to FFBW, MHC, a to-be-formed federal mutual holding company, and offer for sale to certain depositors and borrowers of the Bank and others 45.0% of its to-be-outstanding shares of common stock.

2.	The approval of the establishment and funding of a charitable foundation, to be named "FFBW Charitable Foundation," in connection with the Plan of Reorganization that will be dedicated to supporting charitable organizations operating in First Federal Bank of Wisconsin's local communities.

Such other business as may properly come before the Special Meeting, or at any adjournment thereof. Note: The Board of Directors is not aware of any such other business.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSALS STATED ABOVE.

IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE. PLEASE SIGN AND RETURN ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES. ALTERNATIVELY, YOU MAY VOTE BY INTERNET OR BY TELEPHONE BY FOLLOWING THE SIMPLE INSTRUCTIONS ON THE REVERSE SIDE.

(Continued on reverse side)

▲ Fold and detach the above Proxy Card here ▲

Please Support Us.

Your Board of Directors recommends that you
vote “FOR” the Approval of the Proposals.

Your “FOR” Vote is Very Important!

NOT VOTING IS EQUIVALENT TO
VOTING AGAINST THE PROPOSALS.

PLEASE VOTE THE PROXY CARDS RECEIVED.

CONTROL NUMBER	PROXY CARD

	FOR	AGAINST

Please vote by marking one of the following boxes:

1. The approval of the First Federal Bank of Wisconsin Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the "Plan of Reorganization"), pursuant to which the Bank will reorganize into the mutual holding company structure. As part of the Plan of Reorganization, the Bank will convert to a federal stock savings bank that will be wholly owned by FFBW, Inc., a to-be-formed federal corporation. Pursuant to the Plan of Reorganization, FFBW, Inc. will issue 55.0% of its to-be-outstanding shares of common stock to FFBW, MHC, a to-be-formed federal mutual holding company, and offer for sale to certain depositors and borrowers of the Bank and others 45.0% of its to-be-outstanding shares of common stock.

	☐	☐
	FOR	AGAINST
2. Approval of the establishment and funding of the FFBW Community Foundation.	☐	☐

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Bank at said Special Meeting of the undersigned’s decision to terminate this proxy, then the power of said attorney- in-fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting and the proxy statement of First Federal Bank of Wisconsin dated ________, 2017 prior to the execution of this proxy.

IMPORTANT: PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED PROXY RETURN ENVELOPE. PLEASE SIGN, DATE AND RETURN ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES. ALTERNATIVELY, YOU MAY VOTE BY INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS BELOW.

ALTHOUGH YOU HAVE THE RIGHT TO SUBSCRIBE FOR STOCK, VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF FFBW, INC COMMON STOCK IN THE STOCK OFFERING.

Signature:____________________________________________________________Date:_____________, 2017

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as an attorney, executor, administrator or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

▲ Fold and detach the above Proxy Card here ▲

YOUR VOTE IS IMPORTANT!

NOT VOTING IS THE EQUIVALENT TO VOTING “AGAINST” THE PROPOSALS.
PLEASE VOTE THE PROXY CARDS RECEIVED.

Internet and telephone voting are quick and simple ways to vote, available through 11:59
P.M., Eastern Time, on ________________________________________, 2017.

If you vote by Internet or by telephone, you do NOT need to return your Proxy Card by mail.

VOTE BY INTERNET		VOTE BY TELEPHONE		VOTE BY MAIL

www.proxyvotenow.com/ffbw

Use the Internet to vote your proxy. Have the Proxy Card in hand when you access the web site. You will need to enter online the 12 digit Control Number in the box above. (Each Proxy Card has a unique Control Number).

OR

866-290-1687

Use any touch-tone telephone to vote your proxy. Have your

Proxy Card in hand when you call.

You will need the 12 digit Control Number in the box above. (Each Proxy Card has a unique

Control Number)

			OR	❒ Mark, sign and date your Proxy Card and return it in the enclosed Proxy Reply Envelope.

[FIRST FEDERAL BANK OF WISCONSIN LOGO]

Information about our Reorganization and Stock Offering

Questions?

Call our Stock Information Center, at 1-866-806-1790 from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

This booklet is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions and Answers about our Reorganization and Stock Offering

This section answers questions about our reorganization and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE REORGANIZATION

Our Board of Directors has determined that the reorganization is in the best interests of First Federal Bank of Wisconsin, our customers and the communities we serve.

Q.	WHAT IS THE REORGANIZATION?

A.	Under our Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the “Plan”), First Federal Bank of Wisconsin will convert from a mutual (meaning no stockholders) savings association to a mutual holding company form of ownership. Concurrently with the reorganization, FFBW, Inc., a newly formed mid-tier stock holding company, will offer shares of its common stock. Upon completion of the reorganization, 45% of the common stock of FFBW, Inc., will be owned by stockholders who purchase shares in the stock offering, including our charitable foundation being formed in connection with the reorganization, and 55% of the outstanding common stock will be retained by FFBW, MHC (to be formed as the federally chartered mutual holding company of FFBW, Inc.), and FFBW, Inc., will own 100% of the common stock of First Federal Bank of Wisconsin. To provide financial support to charitable organizations in our market area and to enable the communities that we serve to share in our long-term growth, FFBW, Inc. intends to contribute cash and shares to the newly established FFBW Community Foundation, which will be dedicated to supporting charitable causes within the communities in which First Federal Bank of Wisconsin operates.

Q.	WHAT CHANGES WILL OCCUR AS A RESULT OF THE REORGANIZATION? WILL THERE BE ANY CHANGES AT MY LOCAL BRANCH?

A.	No changes are planned in the way we operate our business. The reorganization is an internal change to our corporate structure. The reorganization will have no effect on the staffing, products or services we offer to our customers through our offices, except to enable us to potentially add additional staff, products and services in the future.

Q.	WILL THE REORGANIZATION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

A.	No. The reorganization will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible by law. The terms, including interest rates, of your loans with us will also be unaffected by the reorganization.

Q.	IS FIRST FEDERAL BANK OF WISCONSIN CONSIDERED “WELL-CAPITALIZED” FOR REGULATORY PURPOSES?

A.	Yes. As of March 31, 2017, First Federal Bank of Wisconsin was considered “well-capitalized” for regulatory purposes.

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to approval by our eligible customers.

Q.	WHY SHOULD I VOTE “FOR” THE PLAN AND THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION?

A.	Your vote “FOR” the Plan and the establishment and funding of the charitable foundation is extremely important to us. Each eligible customer of First Federal Bank of Wisconsin as of July 31, 2017 received a Proxy Card attached to a Stock Order Form. These packages received by eligible customers also include a Proxy Statement describing the Plan, which cannot be implemented without their approval.

Although you have the right to subscribe for stock, voting does not require you to purchase common stock in the offering.

Q.	WHAT VOTE IS REQUIRED TO APPROVE THE PLAN AND THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION?

A.	The Plan and the establishment and funding of the charitable foundation must each be approved by the affirmative vote of a majority of votes eligible to be cast by the members of First Federal Bank of Wisconsin at the special meeting of members.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” the Plan and “AGAINST” the establishment and funding of the charitable foundation. Without sufficient favorable votes, we cannot proceed with the reorganization and related stock offering.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or by telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSALS. Phone or Internet voting is available 24 hours a day.

Q.	HOW MANY VOTES ARE AVAILABLE TO ME?

A.	Eligible depositors at the close of business on July 31, 2017 are titled to one vote for each $100 or fraction thereof on deposit. No depositor may cast more than 1,000 votes. Additionally, each borrower as of November 1, 2012 and each former borrower of Bay View Federal as of May 17, 2014, in each case whose borrowings remained outstanding at the close of business on July 31, 2017, will be entitled to one vote. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

A.	If you had more than one deposit and/or applicable loan account on July 31, 2017, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. Telephone and Internet voting are available 24 hours aday.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

A.	The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

ABOUT THE CHARITABLE FOUNDATION

Q.	WHAT IS THE FFBW COMMUNITY FOUNDATION AND WHY IS IT BEING ESTABLISHED?

A.	To continue our commitment to our local community, as part of the reorganization FFBW, Inc. intends to make a contribution of $250,000 in cash and 25,000 shares of its common stock ($250,000 based on the $10.00 per share offering price) to the newly established foundation, FFBW Community Foundation. The foundation will be dedicated to supporting charitable causes within the communities in which we operate.

Q.	WILL THE FFBW COMMUNITY FOUNDATION BE ESTABLISHED AND FUNDED IF THE REORGANIZATION IS NOT APPROVED AND COMPLETED?

A.	No. The charitable foundation will be established only if both the Plan and the foundation are approved. However, if the foundation is not approved and we receive all other necessary reorganization approvals, we may complete the reorganization without the foundation.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?

A.	FFBW, Inc., is offering for sale between 1,887,500 and 2,562,500 shares of common stock (subject to increase to 2,950,625 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING?

A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of FFBW, Inc., common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1—Depositors of First Federal Bank of Wisconsin with aggregate balances of at least $50 at the close of business on June 14, 2016;

Priority #2—Our tax-qualified employee benefit plans;

Priority #3—Depositors of First Federal Bank of Wisconsin with aggregate balances of at least $50 at the close of business on June 30, 2017; and

Priority #4—Other depositors of First Federal Bank of Wisconsin at the close of business on July 31, 2017 and borrowers of First Federal Bank of Wisconsin as of November 1, 2012 and former borrowers of Bay View Federal as of May 17, 2014, in each case who maintained such borrowings as of the close of business on July 31, 2017.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in the Wisconsin Counties of Waukesha and Milwaukee.

Q.	I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?

A.	No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit or loan account, and you cannot delete names of others except in the case of certain orders placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible depositor. In addition, the stock order form requires that you list all deposit or loan accounts, giving all names on each account and the account number at the applicable eligibility record date. Your failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription. Eligible depositors or borrowers who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

Q.	WHAT IS THE DEADLINE FOR PURCHASING SHARES?

A.	To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Central Time, on ___________, 2017.

Q.	HOW MAY I BUY SHARES IN THE OFFERING?

A.	You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment, before the expiration date of the subscription offering. You may submit your stock order form in one of three ways: by mail, using the reply envelope provided; by overnight courier to the address indicated on the stock order form; or by brining your stock order form and payment to First Federal Bank of Wisconsin's office located at 1360 South Moorland Road, Brookfield, Wisconsin. Please do not mail stock order forms to First Federal Bank of Wisconsin.

Q.	HOW MAY I PAY FOR THE SHARES?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, payable to FFBW, Inc. These will be deposited upon receipt. We cannot accept wires or third-party checks. Please do not mail cash!

(2)	By authorized deposit account withdrawal of funds from your First Federal Bank of Wisconsin deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at First Federal Bank of Wisconsin may not be listed for direct withdrawal. See information on retirement accounts on the next page.

Q.	WILL I EARN INTEREST ON MY FUNDS?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.10% per annum from the date we process your payment until the completion or termination of the reorganization and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your First Federal Bank of Wisconsin deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the reorganization and offering.

Q.	ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 6,000 shares ($60,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 24,000 shares ($240,000) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Reorganization and Offering — Offering of Common Stock — Limitations on Purchase of Shares.”

Q.	MAY I USE MY FIRST FEDERAL BANK OF WISCONSIN INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?

A.	You may use funds currently held in retirement accounts with First Federal Bank of Wisconsin. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at First Federal Bank of Wisconsin or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the ____________, 2017 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I USE MY FIRST FEDERAL BANK OF WISCONSIN HEALTH SAVINGS ACCOUNT (“HSA”) TO PURCHASE SHARES?

A.	No. You may not use funds currently held in health savings accounts with First Federal Bank of Wisconsin to purchase shares in the stock offering.

Q.	MAY I USE A LOAN FROM FIRST FEDERAL BANK OF WISCONSIN TO PAY FOR SHARES?

A.	No. First Federal Bank of Wisconsin, by regulation, may not extend a loan for the purchase of FFBW, Inc. common stock during the offering.

Q.	MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked unless the offering is terminated or is extended beyond __________, 2017 or the number of shares of common stock to be sold is increased to more than 2,950,625 shares or decreased to less than 1,887,500 shares.

Q.	ARE DIRECTORS AND SENIOR OFFICERS OF FIRST FEDERAL BANK OF WISCONSIN PLANNING TO PURCHASE STOCK?

A.	Yes. Directors and senior officers, together with their associates, are expected to subscribe for an aggregate of 120,500 shares ($1.205 million), or approximately 2.8%, of the shares to be sold in the offering at the minimum of the offering range.

Q.	WILL THE STOCK BE INSURED?

A.	No. Like any common stock, FFBW, Inc.’s stock will not be insured.

Q.	WILL DIVIDENDS BE PAID ON THE STOCK?

A.	FFBW, Inc. does not currently plan to pay dividends on its common stock following completion of the stock offering.

Q.	HOW WILL FFBW, INC.’S SHARES TRADE?

A.	Upon completion of the reorganization and offering, we expect the common stock will be traded on the Nasdaq Capital Market under the symbol “FFBW”. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell “FFBW” shares in the future.

WHERE TO GET MORE INFORMATION

Q.	HOW CAN I GET MORE INFORMATION?

A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, at 1-866- 806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

IMPORTANT REMINDER Please Support Us

[FIRST FEDERAL BANK OF WISCONSIN LOGO]

FOR

Dear Member:

As a follow-up to our recent mailing, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS on the proposed plan of reorganization and the establishment and funding of the FFBW Community Foundation. We value your relationship with First Federal Bank of Wisconsin and ask for your support by voting the enclosed proxy card today.

Your Board of Directors urges you to vote "FOR" the Plan of Reorganization and "FOR" the establishment and funding of the FFBW Community Foundation.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The reorganization will not affect the terms of your deposit accounts or loans.
•	Deposit accounts will continue to be federally insured to the legal maximum.
•	Although you have the right to subscribe for stock, voting does not obligate you to subscribe for stock.

Thank you for choosing First Federal Bank of Wisconsin, and we appreciate your vote. If you have any questions, please call our Stock Information Center at 866-806-1790.

Sincerely,

Edward H. Schaefer

President and Chief Executive Officer

The Plan of Reorganization must be approved by a majority of the votes eligible to be cast.

If you have more than one account or a qualifying loan you may receive more than one proxy card.

Please support us by voting all proxy cards received.

SECOND REQUEST Please Support Us

[FIRST FEDERAL BANK OF WISCONSIN LOGO]

FOR

Dear Member:

As a follow-up to our recent proxy mailing, our records show that YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS on the proposed plan of reorganization and the establishment and funding of the FFBW Community Foundation. We value your relationship with First Federal Bank of Wisconsin and ask for your support by voting the enclosed proxy card today.

Your Board of Directors urges you to vote "FOR" the Plan of Reorganization and "FOR" the establishment and funding of the FFBW Community Foundation.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The reorganization will not affect the terms of your deposit accounts or loans.
•	Deposit accounts will continue to be federally insured to the legal maximum.
•	Although you have the right to subscribe for stock, voting does not obligate you to subscribe for stock.

Thank you for choosing First Federal Bank of Wisconsin, and we appreciate your vote. If you have any questions, please call our Stock Information Center at 866-806-1790.

Sincerely,

Edward H. Schaefer

President and Chief Executive Officer

The Plan of Reorganization must be approved by a majority of the votes eligible to be cast.

If you have more than one account or a qualifying loan you may receive more than one proxy card.

Please support us by voting all proxy cards received.